Exhibit 99.1

Tidewater Inc. 842 West Sam Houston Parkway North, Suite 400 Houston, TX 77024, USA +1.713.470.5300

HOUSTON--(BUSINESS WIRE)-- Tidewater Inc. (NYSE: TDW) (“Tidewater” or the “Company”) announced today that Larry T. Rigdon, who has served as a member of the Company’s Board of Directors (the “Board”) since July 2017, and as non-executive Chairman of the Board since October 2019, informed the Company that he has chosen not to stand for reelection and will retire from the Board at the Company’s Annual Meeting of Stockholders to be held on June 26, 2023 (the “Annual Meeting”).

Dick H. Fagerstal, our Lead Independent Director, has been asked by the Board to serve in the role of non-executive Chairman assuming he is reelected to the Board at the Annual Meeting, and Mr. Fagerstal has indicated his willingness to serve in that capacity. In addition, the Board will take action to reduce the size of the Board from nine to eight directors upon Mr. Rigdon’s retirement.

Mr. Rigdon stated, “It has been my distinct honor to serve on this Board for six years and lead the Board during the past four years. I'm proud of the tremendous transformation the Company has achieved over this time, and I leave with great confidence in Tidewater's ability to play a meaningful role in the future of the offshore service vessel industry.”

“We would like to thank Larry for his many contributions to Tidewater,” Mr. Fagerstal stated. “His leadership and deep experience in the maritime and offshore oil and gas industry were instrumental to the Company as we emerged following one of the industry’s most challenging downturns. During Larry’s tenure on the Board, Tidewater rebuilt itself as the global leader in the offshore support vessel industry and has positioned itself for continued success going forward. We wish Larry the very best in his retirement.”

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with more than 65 years of experience supporting offshore energy exploration, production, generation and offshore wind activities worldwide.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain forward-looking statements that reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions, and are not guarantees or assurances of future performance or events. Such statements include, but are not limited to, statements relating to the timing, size and completion of our offering and our intended use of proceeds. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.